Exhibit 99.1

Immunovant to Present at the 40th Annual J.P. Morgan Healthcare Conference

NEW YORK, Jan. 7, 2022 – Immunovant, Inc. (Nasdaq: IMVT), a clinical-stage biopharmaceutical company focused on enabling normal lives for people with autoimmune diseases, today announced that Pete Salzmann, M.D., Chief Executive Officer, will provide a corporate overview at the 40th Annual J.P. Morgan Healthcare Conference, taking place January 10 - 13, 2022.

40th Annual J.P. Morgan Healthcare Conference

Date:    Thursday, January 13th, 2022
Time:    9:45am Eastern Time
Webcast:    The presentation will be available via webcast and can be accessed at the Investor Relations section of the Company’s website, located at www.immunovant.com

About Immunovant, Inc.

Immunovant, Inc. is a clinical-stage biopharmaceutical company focused on enabling normal lives for people with autoimmune diseases. Immunovant is developing IMVT-1401 (batoclimab), a novel, fully human anti-FcRn monoclonal antibody, as a subcutaneous injection for the treatment of autoimmune diseases mediated by pathogenic IgG antibodies.

Contact:

Tom Dorney, MS, MBA
Director, Investor Relations & Strategy
Immunovant, Inc.
info@immunovant.com